Urban Outfitters, Inc.                                               Exhibit 11
INCOME PER SHARE CALCULATION:
JULY 31, 1996 & 1995


INCOME PER SHARE CALCULATION:
                                                                           Three Months Ended July 31
                                                         ----------------------------------------------------------------
                                                                    1996                                1995
                                                         ----------------------------------------------------------------
                                                              $             Per Share             $             Per Share
NET INCOME                                                2,849,000             $0.16         2,304,000             $0.13
                                                         ==========        ==========        ==========        ==========

WEIGHTED AVERAGE COMMON
   SHARES & COMMON SHARE
   EQUIVALENTS OUTSTANDING                                                 17,831,946                          17,620,656
                                                                           ==========                          ==========


COMPUTATION OF COMMON SHARES
    & COMMON SHARE EQUIVALENTS
    OUTSTANDING:

                                                                          Three Months Ended July 31,
                                                      --------------------------------------------------------------------
                                                                    1996                                1995
                                                      --------------------------------    --------------------------------
                                                      End of Period      Weighted Avg.    End of Period      Weighted Avg.
                                                      -------------      -------------    -------------      -------------

COMMON SHARES OUTSTANDING                                17,505,966        17,471,225        17,026,372        17,018,894
                                                                           ----------                          ----------
COMMON SHARE EQUIVALENTS:
         OPTIONS                                            495,669           530,411           837,942           848,812
         ASSUMED REPURCHASED
                AT AVERAGE PRICE                                             (169,690)                           (247,050)
                                                                           ----------                          ----------

WEIGHTED AVERAGE COMMON
    EQUIVALENTS                                                               360,721                             601,762
                                                                           ----------                          ----------
TOTAL WEIGHTED AVERAGE
   COMMON SHARES & COMMON
   SHARE EQUIVALENTS OUTSTANDING                                           17,831,946                          17,620,656
                                                                           ==========                          ==========




INCOME PER SHARE CALCULATION:
                                                                                Six Months Ended July 31
                                                      ------------------------------------------------------------------
                                                                          1996                                1995
                                                      -------------------------------------------------------------------
                                                              $             Per Share             $             Per Share
NET INCOME                                                5,776,000             $0.33         4,570,000             $0.26
                                                         ==========         =========        ==========        ==========

WEIGHTED AVERAGE COMMON
   SHARES & COMMON SHARE
   EQUIVALENTS OUTSTANDING                                                  17,759,373                         17,605,068
                                                                            ==========                         ==========


COMPUTATION OF COMMON SHARES
    & COMMON SHARE EQUIVALENTS
    OUTSTANDING:

                                                                            Six Months Ended July 31,
                                                      --------------------------------------------------------------------
                                                                    1996                                1995
                                                      --------------------------------------------------------------------
                                                      End of Period      Weighted Avg.    End of Period      Weighted Avg.
                                                      -------------      -------------    -------------      -------------

COMMON SHARES OUTSTANDING                                17,505,966        17,334,014        17,026,372        16,990,736
                                                                           ----------                          ----------

COMMON SHARE EQUIVALENTS:
         OPTIONS                                            495,669           598,961           837,942           788,944
         ASSUMED REPURCHASED
                AT AVERAGE PRICE                                             (173,602)                           (174,612)
                                                                           ----------                          ----------

WEIGHTED AVERAGE COMMON
    EQUIVALENTS                                                               425,359                             614,332
                                                                           ----------                          ----------
TOTAL WEIGHTED AVERAGE
   COMMON SHARES & COMMON
   SHARE EQUIVALENTS OUTSTANDING                                           17,759,373                          17,605,068
                                                                           ==========                          ==========